                               Offer to Purchase
                    All Outstanding Shares of Common Stock
                           and Class B Common Stock

                                      of

                          Gerber Childrenswear, Inc.
                          for at least $3.42 in Cash
                           and a Fraction of a Share
                                of Common Stock

                                      of

                               Kellwood Company
                           Together Having a Value,
               Based on the Formula in The Attached Prospectus,
                            of $6.85 Per Share, Net

                                    Made By

                               Kellwood Company

                                      and

                                 Cradle, Inc.
                         a Wholly-owned subsidiary of
                               Kellwood Company

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                   May 24, 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   We have been engaged by Kellwood Company, a Delaware corporation ("Kellwood"), and Cradle, Inc., a Delaware corporation ("Cradle") and a wholly owned subsidiary of Kellwood, to act as Information Agent in connection with Cradle's offer to purchase all outstanding shares of (i) Common Stock, par value $0.01 per share, of Gerber Childrenswear, Inc., a Delaware corporation ("Gerber") (the "Voting Common Stock"), and (ii) Class B Common Stock, par value $0.01 per share, of Gerber (the "Class B Common Stock" and together with the Voting Common Stock, the "Gerber Common Stock" or the "Shares" and each share of Gerber Common Stock being hereinafter referred to as a "Share"), for consideration consisting of a combination of Kellwood common stock, par value $.01 per share (the "Kellwood Common Stock"), and cash with a value of $6.85 per share, comprised of at least $3.42 in cash, net without interest, and up to $3.43 in value of shares of Kellwood Common Stock (together with the associated preferred stock purchase rights), upon the terms and subject to the conditions set forth in the Preliminary Prospectus dated May 23, 2002 (the "Preliminary Prospectus"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Preliminary Prospectus.

   Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE SECTION OF THE PRELIMINARY PROSPECTUS ENTITLED "THE OFFER--TIMING OF OUR OFFER") THAT NUMBER OF SHARES WHICH REPRESENTS AT LEAST SEVENTY PERCENT (70%) OF THE

VOTING COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS (AS SUCH TERM IS DEFINED IN THE MERGER AGREEMENT) ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT. THE OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS SET FORTH IN THE PRELIMINARY PROSPECTUS. SEE THE SECTION OF THE PRELIMINARY PROSPECTUS ENTITLED "THE OFFER--CONDITIONS OF OUR OFFER."

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

      1. Preliminary Prospectus, dated May 23, 2002;

      2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares;

      3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis;

      4. A printed form letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

      5. The letter to stockholders of Gerber from Edward Kittredge, the Chairman, Chief Executive Offer and President of Gerber, accompanied by the Gerber's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Gerber, which includes the recommendation of the Board of Directors of Gerber that stockholders accept the Offer and tender their Shares to Cradle pursuant to the Offer;

      6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

      7. Gerber's Annual Report on Form 10-K for the year ended December 31,
   2001;

      8. Gerber's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002; and

      9. Return envelope addressed to American Stock Transfer & Trust Company, as Depositary.

    THE BOARD OF DIRECTORS OF GERBER, BY UNANIMOUS VOTE OF ALL DIRECTORS, UPON THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT, HAS (I) DETERMINED THAT EACH OF THE OFFER AND THE MERGER, TAKEN TOGETHER AS INTEGRAL STEPS OF A SINGLE PLAN OF REORGANIZATION, IS FAIR TO, AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GERBER, (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND (III) RECOMMENDED ACCEPTANCE OF THE OFFER AND ADOPTION OF THE MERGER AGREEMENT BY THE STOCKHOLDERS.

   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 15, 2002 (the "Merger Agreement"), by and among Kellwood, Cradle and Gerber, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Gerber will be merged with and into Cradle (or, if certain events relating to the U.S. federal income tax treatment of the transactions do not occur, then Cradle will be merged with and into Gerber) (in either case, the "Merger"). Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Cradle will accept for payment and pay for all Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Cradle gives oral or written notice to the Depositary of Cradle's acceptance of Shares for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing the Shares or timely confirmation of a book-entry transfer of Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in the section of the Preliminary Prospectus entitled "The Offer--Procedure for Tendering Shares," (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Preliminary Prospectus) in connection with a book-entry transfer, and (iii) all other documents required by the Letter of Transmittal.

   Neither Kellwood nor Cradle will pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent as described in "Fees and Expenses" of the Preliminary Prospectus) in connection with the solicitation of tenders of Shares pursuant to the Offer. Cradle will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. You will be required to pay any stock transfer taxes incident to the transfer to Cradle of validly tendered Shares for which you are liable, and such transfer taxes may be deducted from the cash consideration otherwise payable to you.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Preliminary Prospectus. If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under the section of the Preliminary Prospectus entitled "The Offer--Procedure for Tendering Shares."

   Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at our address and telephone number set forth on the back cover page of the Preliminary Prospectus. Additional copies of the enclosed materials may be obtained by calling us collect at (212) 750-5833 or toll free at (888) 750-5834, or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          INNISFREE M&A INCORPORATED

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CRADLE, KELLWOOD, THE DEPOSITARY, THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.